SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2003

PC CONNECTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23827	02-0513618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 101A, 730 Milford Road, Merrimack New Hampshire    03054

(Address of principal executive offices)                                                                                  (Zip Code)

Registrant’s telephone number, including area code: (603) 423-2000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.     Other Events and Required FD Disclosure.

1.	On November 17, 2003, the Registrant issued a press release, which is attached herewith as Exhibit 99.1, announcing the loss of a government contract by a subsidiary, its inability to file its quarterly report on Form 10-Q for the quarter ended September 30, 2003 within the prescribed time period and its filing of a Form 12b-25 Notification of Late Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2003	PC CONNECTION, INC.

	By:	/s/ MARK GAVIN

Name: Mark Gavin Title: Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Company Press Release, dated November 17, 2003, relating to the late filing of the Registrant’s quarterly report.